Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$103,632
Unrealized Gain (Loss) on Market Value of Commodity Futures	(407,953)
Dividend Income	25,122
Interest Income	19,220
Total Income (Loss)	$(259,979)

Expenses
General Partner Management Fees	$6,339
Professional Fees	14,453
Brokerage Commissions	187
Directors' Fees and insurance	175
License fees	687
Total Expenses	$21,841
Net Income (Loss)	$(281,820)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/25	$12,033,483
Net Income (Loss)	(281,820)

Net Asset Value End of Month	$11,751,663
Net Asset Value Per Share (1,350,000 Shares)	$8.70

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596